             As filed with the Securities and Exchange Commission
                             on February 28, 1996

                                                 Registration No. ______________
================================================================================


                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM S-8

                          REGISTRATION STATEMENT UNDER
                           THE SECURITIES ACT OF 1933

                       PARAMETRIC TECHNOLOGY CORPORATION

             (Exact name of registrant as specified in its charter)

            Massachusetts                                   04-2866152
            -------------                                   ----------
    (State or other jurisdiction of                      (I.R.S. Employer
     incorporation or organization)                     Identification No.)

    128 Technology Drive, Waltham, MA                         02154
    ---------------------------------                         -----
 (Address of Principal Executive Offices)                  (Zip Code)

                       1987 INCENTIVE STOCK OPTION PLAN
                       --------------------------------
                             (Full title of Plan)


                                Edwin J. Gillis
              Senior Vice President of Finance and Administration
                       Parametric Technology Corporation
                             128 Technology Drive
                         Waltham, Massachusetts 02154
                         ----------------------------
                    (Name and address of agent for service)

                                (617) 398-5000
                                --------------
         (Telephone number, including area code, of agent for service)

                        CALCULATION OF REGISTRATION FEE
                        -------------------------------


                                               Proposed          Proposed
Title of securities       Amount to be     maximum offering  maximum aggregate     Amount of
to be registered           registered      price per share    offering price    registration fee
---------------------  ------------------  ----------------  -----------------  ----------------
Common Stock,          3,000,000 shares/1/    $73.25/2/         $219,750,000/2/      $75,775.86
$.01 par value

---------------
/1/ This Registration Statement registers additional shares to be offered by Registrant pursuant to its 1987 Incentive Stock Option Plan.

/2/ Estimated solely for the purpose of calculating the registration fee in accordance with Rule 457(h) under the Securities Act of 1933, and based on the average of the high and low sale prices of the Common Stock as reported by the Nasdaq Stock Market's National Market on February 26, 1996

                                 Page 1 of 17
                            (Exhibit Index on p. 5)

          The contents of the Registration Statement on Form S-8 of Parametric Technology Corporation (the "Company"), as filed with the Securities and Exchange Commission (the "Commission") on March 7, 1990 (Commission File No. 33-33769) (the "Original Registration Statement"), relating to the registration of 8,434,356 shares of the Company's Common Stock, $.01 par value per share (the "Common Stock"), authorized for issuance under the Company's 1987 Incentive Stock Option Plan (the "ISO Plan"), are incorporated by reference in their entirety herein in accordance with General Instruction E to form S-8. Since the filing of the Original Registration Statement, five Registration Statements on Form S-8 have been filed with the Commission on May 17, 1991 (Commission File No. 33-40635), September 17, 1992 (Commission File No. 33-52046), February 9, 1993 (Commission file No. 33-58020), February 7, 1994 (Commission File No. 33-75018) and February 14, 1995 (Commission file No. 33-89530) each relating to the registration of 2,400,000 additional shares of Common Stock, for issuance under the ISO Plan. This Registration Statement provides for the registration of an additional 3,000,000 shares of Common Stock recently authorized for issuance under the ISO Plan. All Common Stock share numbers in this Form S-8 have been adjusted to reflect the one-for-one, one-for-two, one-for-one and one-for-one stock dividends on all issued and outstanding shares of Common Stock (excluding shares held in the Company's treasury) declared by the Company's Board of Directors on October 6, 1989, May 16, 1991, February 4, 1992, and February 4, 1993, effective on October 26, 1989, June 27, 1991, February 25, 1992 and February 25, 1993, respectively.

                                   SIGNATURES

          Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Waltham, Massachusetts, on the 8th day of February, 1996.

                                    PARAMETRIC TECHNOLOGY CORPORATION


                                    By:   /s/ Steven C. Walske
                                         ---------------------
                                         Steven C. Walske
                                         Chief Executive Officer and Chairman of
                                          the Board


                               POWER OF ATTORNEY

          We, the undersigned officers and directors of Parametric Technology Corporation, hereby severally constitute C. Richard Harrison, Edwin J. Gillis and Martha L. Durcan, Esq., and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Registration Statement on Form S-8 filed herewith and any and all subsequent amendments to said Registration Statement, and generally to do all such things in our names and behalf in our capacities as officers and directors to enable Parametric Technology Corporation to comply with all requirements of the Securities and Exchange Commission, hereby ratifying and confirming our signatures as they may be signed by said attorneys, or any of them, to said registration statement and any and all amendments thereto.

          WITNESS our hands and common seal on the date set forth below.

          Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed below by the following persons in the capacities and on the dates indicated.


     Signature                           Title                  Date
     ---------                           -----                  ----
[S]                                [C]                       [C]
(i)  Principal Executive Officer:


/s/ Steven C. Walske               Chief Executive Officer   February 8, 1996
--------------------                 and Chairman
    Steven C. Walske                 of the Board

(ii) Principal Financial
      and Accounting Officer:

/s/ Edwin J. Gillis                Senior Vice President     February 8, 1996
--------------------                 of Finance and
    Edwin J. Gillis                  Administration, Chief
                                     Financial Officer and
                                     Treasurer

     Signature                           Title               Date
     ---------                           -----               ----

(iii)  Board of Directors:


      /s/ Steven C. Walske               Director        February 8, 1996
     ---------------------
     Steven C. Walske


      /s/ C. Richard Harrison            Director        February 8, 1996
     ------------------------
     C. Richard Harrison


      /s/ Robert N. Goldman              Director        February 8, 1996
     ----------------------
     Robert N. Goldman


      /s/ Donald K. Grierson             Director        February 8, 1996
     -----------------------
     Donald K. Grierson


      /s/ Noel G. Posternak              Director        February 8, 1996
     ----------------------
     Noel G. Posternak


      /s/ Michael E. Porter              Director        February 8, 1996
     ----------------------
     Michael E. Porter


      /s/ Oscar B. Marx, III             Director        February 8, 1996
     -----------------------
     Oscar B. Marx, III

                                 EXHIBIT INDEX



Exhibit
Number                   Description                                    Page
------                   -----------                                    ----

4.1(a)    Restated Articles of Organization. Filed                         *
          as Exhibit 3.4 to the Annual Report on
          Form 10-K for the fiscal year ended
          September 30, 1993 and incorporated herein
          by reference.

4.1(b)    Articles of Amendment to Restated                                6
          Articles of Organization of the
          Registrant.

4.2       By-Laws, as amended and restated, of the                         *
          Registrant.  Filed as Exhibit 3.2 to the
          Annual Report on Form 10-K for the fiscal
          year ended September 30, 1990 and
          incorporated herein by reference.

5.1       Opinion of Palmer & Dodge as to the legality of the securities  10 registered hereunder.

23.1      Consent of Palmer & Dodge, (included in Exhibit 5.1).

23.2      Consent of Price Waterhouse LLP.                                11

24.1      Power of Attorney (contained on the
          signature page hereto).

99.1      1987 Incentive Stock Option Plan.                               12

------------
* Incorporated by reference